Exhibit 22.3

. MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9 00VM6A Fold Fold Intermediary X X X • Complete, sign and date the reverse hereof. • Return this VIF in the envelope provided. To Vote by Mail VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! Instead of mailing this VIF, you may choose ONE of the three other voting methods outlined in this VIF (phone, internet, fax), subject to the following: Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail, internet or fax (1-866-249-7775 for within Canada and (416) 263-9524 for outside Canada) are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. If you vote by telephone or the internet, DO NOT mail back this VIF. • Go to the following web site: www.investorvote.com To Vote Using the Internet . • Call the toll free number listed BELOW from a touch tone telephone. To Vote Using the Telephone . VIFs submitted must be received by 5:00 p.m. (Toronto Time) on Tuesday, May 8, 2012. Security Class C1234567890 X X X Holder Account Number To vote by telephone or the internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 123456 1-866-732-VOTE (8683) Toll Free COMMON Voting Instruction Form ("VIF") - Annual Meeting (the “Meeting”) to be held on Thursday, May 10, 2012 1. We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the Meeting and vote in person, your securities can be voted only by the appointees of Magna International Inc. named on the reverse side of this VIF, as proxy holder of the registered holder, in accordance with your instructions. 2. We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these securities to be voted at the Meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly. 3. If you wish to attend the Meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the Meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse). 4. This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate. 5. If this VIF is not dated, it will be deemed to bear the date on which it is mailed by Management to you. 6. When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the Meeting. 7. This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the Meeting or any adjournment or postponement thereof. 8. Should you wish to receive a legal form of proxy, please write to Computershare at the above address indicated and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the accompanying Management Information Circular / Proxy Statement, including any cut-off time for receipt. 9. Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf. 10. By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities. 11. If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account. 12. This VIF should be read in conjunction with the accompanying Management Information Circular / Proxy Statement. NON-REGISTERED (BENEFICIAL) HOLDERS Notes to VIF: 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

. 999999999999 00VM7E MGCQ Appointee(s) Print the name of the person you are appointing if this person is someone other than the Management appointee(s) (see instructions 3 and 8 on reverse). The undersigned non-registered (beneficial) holder of Magna International Inc. (the “Corporation”) hereby appoints Donald J. Walker, or failing him, Vincent J. Galifi, or failing him, Jeffrey O. Palmer, OR MR SAM SAMPLE 123 C1234567890 XXX 9 X X Fold Fold Signature(s)/Authorized Officer(s) - Sign Here - This section must be completed for your instructions to be executed. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the election of the Management nominees listed in Item 1, FOR the re-appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration in Item 2 and FOR the advisory resolution to accept the approach to executive compensation disclosed in the accompanying Management Information Circular / Proxy Statement in Item 3. Signature(s) Date Should you wish to receive a legal proxy, refer to Note #8 on reverse. If you are not mailing back your VIF, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. A R 1 1. Election of Directors For Withhold Withhold For Withhold For 0 4 1 9 6 0 For 2. Appointment of Auditors Re-appointment of Ernst & Young LLP as the independent auditor of the Corporation and authorization of the Audit Committee to fix the independent auditor’s remuneration. Withhold For Against 01. Scott Bonham 04. V. Peter Harder 07. Frank Stronach 10. William Young 02. Peter G. Bowie 05. Lady Barbara Thomas Judge 08. Donald J. Walker 03. Hon. J. Trevor Eyton 06. Kurt J. Lauk 09. Lawrence D. Worrall 3. Advisory Resolution on Executive Compensation Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular / Proxy Statement.